UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2002 (March 11, 2002)

PATRIOT SCIENTIFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22182	84-1070278
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Empl. Ident. No.)

10989 Via Frontera, San Diego, California	92127
(Address of principal executive offices)	(Zip Code)

(858) 674-5000

(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

     On March 11, 2002, Patriot Scientific Corporation (the “Company”) appointed Jeffrey E. Wallin as President and Chief Executive Officer and Lowell W. Giffhorn as Secretary of the Company. Mr. Donald Bernier, who had been serving as the Chief Executive Officer of the Company since August 2001, will retain the position of Chairman of the Board. Mr. Miklos Korodi and Mr. David Pohl, who along with Giffhorn had been serving as Co-Presidents, have left the Company to pursue other interests. Mr. Pohl continues to be a member of the Board of Directors. Giffhorn retains his position of Executive Vice President and Chief Financial Officer in addition to his newly appointed role as Secretary.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

99.9	Press Release of the Company dated March 12, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT SCIENTIFIC CORPORATION

Dated: March 13, 2002	By:	LOWELL W. GIFFHORN

Lowell W. Giffhorn Exec. V.P., Chief Financial Officer & Secretary

2

INDEX TO EXHIBITS

Exhibit	Item	Page

99.9	Press Release of the Company dated March 14, 2002	Filed herewith.